Exhibit 10.6

SECOND AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT UC Agreement Control No. 2006-04-0085

This Second Amendment to Exclusive License Agreement (“Second Amendment”), dated as of

, 2006, is made by and among The Regents of the University of

California, a California corporation (“The Regents”), Medivation, Inc , a Delaware corporation (“Medivation”), and Medivation Prostate Therapeutics, Inc , a Delaware corporation and subsidiary of Medivation (“MPT”)

WHEREAS, The Regents, Medivation and MPT are parties to an Exclusive License Agreement, dated as of August 12, 2005 (the “Exclusive License Agreement”);

WHEREAS, Medivation has been supporting research in Dr Michael E Jung’s laboratory at UCLA under a Sponsored Research Agreement with an Effective Date of August 12, 2005 (the “Sponsored Research Agreement”);

WHEREAS, an invention has been developed at UCLA in the performance of the Sponsored Research Agreement, which is disclosed in UC Case No 2006-537 entitled “New Jhiohydantoin Androgen Receptor Antagonists for Treatment of Prostate Cancer” by Michael E Tung and Dongwon Yoo, employees of The Regents, Charles L Sawyers, an employee of Howard Hughes Medical Institute (“HHMI”) and a member of the faculty of the University of California, Los Angeles, and Chris Tran, an employee of HHMI;

WHERE AS, the Sponsored Research Agreement grants Medivation the first right to negotiate for a license to inventions made by The Regents in the performance of the Sponsored Research Agreement, and Medivation has exercised its right and wishes to obtain an exclusive license to the invention noted in the preceding WHEREAS clause;

WHEREAS, Medivation as the parent corporation of MPT will benefit directly from the agreements made her ein; and

WHEREAS, the parties mutually intend to enter into this Second Amendment to amend the terms of the Exclusive License Agreement, as specified below

THEREFORE, the parties hereby agree as follows:

1	Paragraph 1 1 (“Regents’ Patent Rights”) is deleted and replaced with the following, which is amended to include “UC Case No. 2006-537” in the parenthetical at the end of the paragraph:

1.1 “Regents’ Patent Rights” means The Regents interest in the claims of the United States patents and patent applications, corresponding foreign patents and patent applications (requested under Paragraph 7 3 herein), and any reissues, extensions, substitutions, continuations, divisions, and continuation-in-part applications (but only those claims in the continuation-in-part applications that are entirely supported in the specification and entitled to the priority date of the parent application) based

U.C. AGREEMENT CONTROL NUMBER

2006 04-0085 REVC

on the patent applications listed in Appendix A (UC Case Nos. 2004-129, 2005-438, 2006-260 and 2006-537)

•	Appendix A (Regents’ Patent Rights) is deleted and replaced with the Appendix A attached to this First Amendment, which is amended to include the patent application filed under UC Case No 2006-537
•

In consideration for the addition of UC Case No 2006-537 to the Exclusive License Agreement, Medivation will pay to The Regents a fee of five hundred dollars ($500) within thirty (30) days of the Effective Date of this Second Amendment,

•	Except for the amendments specifically referenced above, all other terms of the Exclusive License Agreement shall remain unchanged and in full force and effect

The Regents, Medivation and MPT have executed this Amendment in duplicate originals by their authorized officers on the dates written below:

MEDIVATION, INC,.	THE REGENTS OF THE UNIVERSITY OF CALIFORNIA
/s/ C. Patrick Machado	By	/s/ Claire T. Wake, Ph.D.
Name C Patrick Machado	Name	Claire T Wake, Ph D
Title Senior Vice President and CFO	Title	Assistant Director, Licensing
Date 8 MAY 06	Date
MEDIVATION PROSTATE THERAPEUTICS,	INC.
/s/ C. Patrick Machado
Name C Patrick Machado
Title Senior Vice President and CFO
Date CU

APPENDIX A
(Second Amendment)

REGENTS' PATENT RIGHTS

UC Case No. 2004-129
PCT Patent Application No. US05/05529 "*Methods and Materials for Assessing Prostate Cancer Therapies and Compounds*," filed February 23, 2005, based on **US Provisional Patent Application No. 60/547,101** filed February 24, 2004. The inventors are Michael E. Jung, Samedy Ouk, Charlie D. Chen and Derek Welsbie, employees of The Regents, and Charles L. Sawyers, an employee of the Howard Hughes Medical Institute ("HHMI") and a member of the faculty of The Regents.

UC Case No. 2005-438
US Provisional Patent Application No. 60/680,835 "*Novel Androgen Receptor Inhibitors with Minimal Agonistic Activities*," filed May 13, 2005. The inventors are Michael E. Jung, Samedy Ouk, Charlie D. Chen and Derek Welsbie, employees of The Regents, and Charles L. Sawyers, an employee of the Howard Hughes Medical Institute ("HHMI") and a member of the faculty of The Regents. This application, together with the patent application pertaining to UC Case No. 2004-129, cover the compounds identified as RD1 through RD138, inclusive, on Exhibit A attached to the First Amendment.

PCT Patent Application No. PCT/US06/11417 (also includes UC Case Nos. 2006-260 & 2006-537) titled "*Diarylthiohydantoin Compounds*" was filed March 29, 2006. The inventors are Michael E. Jung, Samedy Ouk, Charlie D. Chen, Derek Welsbie and Dongwon Yoo, employees of The Regents, and Charles L. Sawyers, an employee of Howard Hughes Medical Institute ("**HHMI**") and a member of the faculty of the University of California, Los Angeles, and John Wongvipat and Chris Tran, employees of HHMI.

UC Case No. 2006-260
US Provisional Patent Application No. 60/750,351 filed December 15, 2005 and **US Provisional Patent Application No. 60/756,552** filed January 6, 2006, both titled "*Selected Diarylthiohydantoin Compounds*," filed January 6, 2006 (both were subsequently rolled into PCT Patent Application No. PCT/US06/11417). The inventors are Michael E. Jung, Samedy Ouk and Charlie D. Chen, employees of The Regents, and Charles L. Sawyers, an employee of the Howard Hughes Medical Institute ("HHMI") and a member of the faculty of The Regents, and John Wongvipat and Chris Tran, employees of HHMI. This application will cover only the following diarylthiohydantoin compounds developed in the laboratory of Michael E. Jung, the structures of which are set forth on Exhibit A attached hereto:

- RD139 through RD142
- RD145 through RD163
- RD168

UC Case No. 2006-537
US Provisional Patent Application No. TBD "*Diarylthiohydantoin Compounds*" filed March 29, 2006. (This invention was also filed as part of PCT Patent Application No. PCT/US06/11417, listed under UC Case No. 2005-438 above). The inventors are Michael E. Jung and Dongwon Yoo, employees of The Regents, and Charles L. Sawyers, an employee of Howard Hughes Medical Institute ("**HHMI**") and a member of the faculty of the University of California, Los Angeles, and

3

Body text;

Chris Tran, an employee of HHMI. This application coveis the following compounds: RD162’, RD1627’, RD169 and RD170 (analogues of earlier compounds RD162 and RD131)